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                                                                  Exhibit 10 (e)
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                             THIRD AMENDMENT TO THE
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              SIGMA-ALDRICH CORPORATION SHARE OPTION PLAN OF 1987
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          This Third Amendment to the Share Option Plan of 1987 is hereby approved and adopted by Sigma-Aldrich Corporation (the "Company") effective as of November 1, 1999.

          WHEREAS, the Company established its Share Option Plan of 1987 (the "Plan") to provide for the granting of options to purchase common stock of the Company to certain key employees of the Company and its subsidiaries; and

          WHEREAS, the Company desires to clarify that the employees of a subsidiary which is sold will be treated in the same manner as employees whose employment is terminated pursuant to the sale of assets; and

          WHEREAS, the Company desires to amend the Plan to provide twelve months rather than three months after (i) termination of employment by retirement or (ii) termination of employment by the Company without cause for an optionee to exercise the unexercised portion of an option provided that in no event shall the original ten year termination date of such option be extended; and
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          WHEREAS, the Plan provides that each option shall be exercisable in such manner, at such time or times and subject to such conditions or limitations as shall be fixed by the Compensation Committee of the Board (the "Committee"), in its sole discretion at the time such option is granted; and

          WHEREAS, the Company desires to clarify that the Committee, in certain circumstances, may amend the terms and conditions with respect to which an option is exercisable after the time an option is granted; and

          WHEREAS, the Plan established by the Company and approved by the shareholders of the Company contemplated that with certain exceptions no option would be exercisable within twelve months of grant; and

          WHEREAS, the Company desires to create exceptions to such twelve month rule.

          NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

          1. The first two sentences of paragraph 6 of the Plan are hereby deleted and the following three sentences are inserted in their place:

          Except as provided in paragraphs 8(b)(ii) and 8(b)(v), no option granted under this Plan may be exercised prior to the expiration of twelve (12) months from the date it is granted. The Committee may specify a longer period of time during which an option may not be exercised at the time each option is granted. Any period of non-exercise (whether shortened as provided in paragraphs 8(b)(ii) and 8(b)(v) or lengthened as provided in the preceding sentence) is hereinafter referred to as the "Non-exercise Period."

          2. Paragraph 8(b)(i) of the Plan is hereby amended and restated as follows:

     (b)  Termination of Employment After the Non-exercise Period
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          (1)  By Retirement or Termination of Employment by the Company
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               Without Cause
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          If the Non-exercise Period shall have elapsed and the optionee's employment with the Company and every subsidiary of the Company shall have been terminated by the Company thereafter without cause (as hereinafter defined) or shall terminate because of the retirement of an optionee on a permitted Retirement Date from the Company and all subsidiaries, the optionee shall have the right to exercise the unexercised portion of the option at any time during a period of twelve (12) months after the date of termination or retirement, in whole or in part, to the extent the optionee could have exercised such option had he remained in the employ of the Company during the twelve (12) month period. If a subsidiary of the Company ceases to be a subsidiary of the Company, an optionee who is employed by such former subsidiary and is no longer employed by either the Company or any current subsidiary of the Company shall be deemed to have terminated employment with the Company and every subsidiary of the Company and such termination shall be deemed to have been made by the Company without cause. The unexercised portion of the option shall terminate no later than twelve (12) months after an optionee ceases to be an employee for any of the foregoing reasons, and any unexercised portion shall terminate immediately if and when the optionee becomes an employee, agent or principal of a competitor of the Company, or of any subsidiary of the Company, without the consent of the Company.

          If an optionee dies within such twelve (12) month period at a time when the optionee is not an employee, agent or principal of a competitor of the Company or of any subsidiary (or when the Company has consented to such relationship with a competitor), the option may be exercised at any time during the period of twelve (12) months after the date of the death of the optionee by a designee, for the number of Shares which the deceased optionee could have acquired by the exercise of such option had the deceased optionee survived for the twelve (12) month period, without regard to the requirement of exercise within twelve (12) months after termination of employment.

          The Committee may, in its sole and absolute discretion, amend existing options, which provide only three (3) months for exercise after termination by retirement or termination by the Company without cause, to conform the provisions of this Paragraph 8(b)(i) as amended.

          For purposes of this Plan, the term "designee" means the deceased optionee's personal representative or any person who acquired the right to exercise such option by bequest or inheritance or by reason of the laws of descent and distribution. The term "Retirement Date" shall have the meaning set forth in the Employees' Retirement Plan, as in effect from time to time, of the optionee's employer, and shall include, where applicable, the Normal Retirement Date, the Early Retirement Date, and Retirement By Reason of Disability as defined in such Plan, or, if the optionee's employer has no such plan, the term shall have the meaning set forth in the Federal Social Security Act, as in effect from time to time.

          3. A new paragraph 8(b)(v) is added immediately following paragraph 8(b)(iv) as follows:
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          (v)  Certain Corporate Transactions.  If an optionee's employment is
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     terminated or deemed terminated with the Company and every subsidiary of the Company solely as a result of:

               (1)  the sale of a subsidiary of the Company,

               (2) the sale of the assets of a portion of the business of the Company or a subsidiary of the Company, or

               (3) a corporation reorganization or restructuring, the Committee may, in its sole and absolute discretion, allow the optionee to exercise options (i) which are not yet otherwise exercisable and (ii) which have not been granted at least twelve (12) months prior to the date of such transaction.


          IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Share Option Plan of 1987 as of the day and year first above written.

                              SIGMA-ALDRICH CORPORATION



                              By    /s/ David R. Harvey
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                                            President